UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2019

Name of Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, Commission File Number, IRS Employer Identification Number

ALLIANT ENERGY CORPORATION
(a Wisconsin Corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311
Commission File Number - 1-9894
IRS Employer Identification Number - 39-1380265

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Common Stock, $0.01 Par Value, Trading Symbol LNT, Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On November 14, 2019, Alliant Energy Corporation (“Alliant Energy”) entered into a forward sale agreement (the “Forward Sale Agreement”) with Barclays Bank PLC (the “Forward Counterparty”), relating to an aggregate of 3,717,502 shares (the “Forward Shares”) of Alliant Energy’s common stock, $0.01 par value (the “Common Stock”), to be borrowed from third parties and sold by the Forward Counterparty to the Underwriter (defined below). On November 14, 2019, pursuant to the exercise in full of the Underwriter’s (defined below) option to purchase additional shares, Alliant Energy entered into an additional forward sale agreement with the Forward Counterparty relating to an aggregate of 557,625 shares of Common Stock (the “Additional Forward Sale Agreement” and, unless the context otherwise requires, the term Forward Sale Agreement as used in this Current Report on Form 8-K includes the Additional Forward Sale Agreement).
On November 14, 2019, Alliant Energy entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., as underwriter (the “Underwriter”), and the Forward Counterparty as forward seller, pursuant to which the Forward Counterparty sold the Forward Shares to the Underwriter. As contemplated by the Forward Sale Agreements, the Forward Counterparty, acting as forward seller, borrowed from third parties all such shares of Common Stock.
Each Forward Sale Agreement provides for settlement on a settlement date or dates to be specified at Alliant Energy’s discretion, but which is expected to occur on or prior to December 31, 2020. On a settlement date or dates, if Alliant Energy decides to physically settle one or more Forward Sale Agreements, Alliant Energy will issue shares of Common Stock to the Forward Counterparty at the then-applicable forward sale price. The forward sale price will initially be $52.235 per share, which is the price at which the Underwriter has agreed to buy the shares of Common Stock pursuant to the Underwriting Agreement. Each Forward Sale Agreement provides that the initial forward sale price will be subject to increase or decrease based on the federal funds rate less a spread, and subject to price adjustment and other provisions of the Forward Sale Agreements, including a decrease based on amounts related to expected dividends on the Common Stock on each of certain dates specified in the Forward Sale Agreement and if the cost to the Forward Counterparty of borrowing a number of shares of the Common Stock underlying the Forward Sale Agreement exceeds a specified amount.
Each Forward Sale Agreement will be physically settled, unless Alliant Energy elects to settle such Forward Sale Agreement in cash or to net share settle such Forward Sale Agreement (which Alliant Energy has the right to do, subject to certain conditions, other than in the limited circumstances described below). If Alliant Energy decides to physically settle or net share settle a Forward Sale Agreement, delivery of shares of Common Stock upon any physical settlement or net share settlement of the Forward Sale Agreement will result in dilution to Alliant Energy’s earnings per share. If Alliant Energy elects cash or net share settlement for all or a portion of the shares of Common Stock underlying a Forward Sale Agreement, Alliant Energy would expect the Forward Counterparty or one of its affiliates to repurchase a number of shares of Common Stock equal to the portion for which Alliant Energy elects cash or net share settlement in order to satisfy its obligation to return the shares of Common Stock the Forward Counterparty had borrowed in connection with sales of Common Stock under the Underwriting Agreement and, if applicable in connection with net share settlement, to deliver shares of Common Stock to Alliant Energy. If the market value of Common Stock at the time of such purchase is above the forward sale price at that time, Alliant Energy will pay or deliver, as the case may be, to the Forward Counterparty under the relevant Forward Sale Agreement, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of Common Stock at the time of such purchase is below the forward sale price at that time, the Forward Counterparty will pay or deliver, as the case may be, to Alliant Energy under the relevant Forward Sale Agreement, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference.
The Forward Counterparty will have the right to accelerate that particular Forward Sale Agreement (with respect to a transaction under that particular Forward Sale Agreement that the Forward Counterparty determines is affected by such event) and require Alliant Energy to physically settle or, if Alliant Energy so elects and the Forward Counterparty permits such election, cash settle or net share settle on a date specified by the Forward Counterparty if:

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the Forward Counterparty is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to that particular Forward Sale Agreement and, in the case of a materially increased cost, Alliant Energy does not elect within a required time period to amend the Forward Sale Agreement or pay certain price adjustments to the Forward Counterparty;

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the Forward Counterparty determines in its good faith and commercially reasonable judgment that it is unable to continue to borrow a number of shares of the Common Stock equal to the number of shares of the Common Stock underlying that particular Forward Sale Agreement or that, with respect to borrowing such number of shares of the Common Stock, it would incur a cost that is greater than the maximum stock loan rate specified in that particular Forward Sale Agreement;

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certain ownership thresholds applicable to the Forward Counterparty, its affiliates and all other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with the Forward Counterparty are exceeded;

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Alliant Energy declares a dividend or distribution on its Common Stock with a cash value in excess of a specified amount per calendar quarter, or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend;

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the announcement of any event or transaction that, if consummated, would result in certain extraordinary events (as such term is defined in that particular Forward Sale Agreement and which includes certain mergers and tender offers and the delisting of the Common Stock); or

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certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by Alliant Energy in connection with entering into the Forward Sale Agreement or a change in law (as such terms are defined in the Forward Sale Agreement).

In the ordinary course of business, the Underwriter or its affiliates have provided and may in the future provide commercial, financial advisory or investment banking services for Alliant Energy and its subsidiaries for which they have received or will receive customary compensation. In particular, among other relationships, an affiliate of the Underwriter, is a lender under Alliant Energy’s credit facility. To the extent Alliant Energy uses the proceeds from the transactions reported in this Form 8-K to repay any indebtedness under its credit facility, such affiliate of the Underwriter will receive a portion of such proceeds.
The foregoing description of the Forward Sale Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each such Forward Sale Agreement, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 8.01 Other Events.
On November 14, 2019, Alliant Energy entered into the Underwriting Agreement with the Underwriter and the Forward Counterparty with respect to the offering and sale in an underwritten public offering by the Underwriter (the “Offering”) of 3,717,502 shares (the “Offered Shares”) of Common Stock. All of the Offered Shares were borrowed from third parties and sold to the Underwriter by an affiliate of the Forward Counterparty.
On November 14, 2019, the Underwriter exercised in full its option to purchase an additional 557,625 shares of Common Stock pursuant to the Underwriting Agreement. In connection therewith, the Company and the Forward Counterparty entered into an Additional Forward Sale Agreement relating to such number of shares.
The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.
The Offering has been registered under the Securities Act pursuant to a registration statement on Form S-3 (Registration No. 333-222076) of Alliant Energy (the “Registration Statement”), and a prospectus supplement dated November 14, 2019, which was filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on November 15, 2019. A legal opinion related to the Registration Statement is also filed herewith as Exhibit 5.1.
On November 14, 2019, Alliant Energy issued a press release announcing the Offering and a press release announcing that it had priced the Offering. Copies of these press releases are furnished and attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)Not applicable.
(b)Not applicable.
(c)Not applicable.
(d)Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
1.1	Underwriting Agreement dated as of November 14, 2019
5.1	Opinion of Perkins Coie LLP
10.1	Forward Sale Agreement between Alliant Energy and Barclays Bank PLC dated as of November 14, 2019
10.2	Additional Forward Sale Agreement between Alliant Energy and Barclays Bank PLC as of November 14, 2019
23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1)
99.1	Press Release of Alliant Energy dated November 14, 2019
99.2	Press Release of Alliant Energy dated November 14, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: November 18, 2019	By:/s/ Robert J. Durian
Robert J. Durian
Senior Vice President and Chief Financial Officer

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